Exhibit 99.1

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation Reports Third-Quarter 2022 Earnings

•Announces 2022 third-quarter reported earnings (GAAP) per share of $0.24.
•Achieves 2022 third-quarter ongoing earnings per share of $0.41 vs. $0.36 in 2021.
•Raises the midpoint of 2022 ongoing earnings forecast to $1.40 per share from $1.37 and narrows forecast range to $1.35 to $1.45 per share.

ALLENTOWN, Pa. (Nov. 4, 2022) - PPL Corporation (NYSE: PPL) today announced third-quarter 2022 reported earnings (GAAP) of $174 million, or $0.24 per share, compared with third-quarter 2021 reported earnings of $207 million, or $0.27 per share.
PPL reported earnings of $566 million, or $0.77 per share, for the first nine months of 2022, compared with the reported net loss of $1.61 billion, or $2.10 per share, for the first nine months of 2021.
Adjusting for special items, third-quarter 2022 earnings from ongoing operations (non-GAAP) were $305 million, or $0.41 per share, compared with $277 million, or $0.36 per share, a year ago.
Earnings from ongoing operations for the first nine months of 2022 were $832 million, or $1.13 per share, compared with $643 million, or $0.83 per share, for the first nine months of 2021.
Special items in the third quarter of 2022 primarily included integration and related expenses associated with the acquisition of Rhode Island Energy and impacts associated with the sale of Safari Holdings LLC, which was completed on Nov. 1, 2022. Special items in 2021 included a loss on the early extinguishment of debt.
“As we execute our strategy to create technology-enabled utilities of the future and deliver the clean energy transition reliably and affordably, we continue to demonstrate strong operational and financial performance," said PPL President and Chief Executive Officer Vincent Sorgi. “Based on our financial performance year-to-date, we have increased the midpoint of our earnings forecast from $1.37 per share to $1.40 per share.”
PPL also narrowed its 2022 ongoing earnings forecast to a range of $1.35 to $1.45 per share from the prior forecast range of $1.30 to $1.45 per share. As with the prior forecast, PPL's narrowed 2022 ongoing earnings guidance reflects a partial-year estimate of contributions from Rhode Island Energy, with the acquisition completed by PPL on May 25, 2022.
Looking forward, Sorgi said PPL also remains confident in its plan to deliver top-tier annual earnings per share and dividend growth of 6% to 8% annually. PPL's projected compound annual earnings per share and dividend growth of 6% to 8% through at least 2025 is based off its 2022 pro forma forecast range of $1.40 to $1.55 per share, with a midpoint of $1.48 per share. The pro forma forecast range reflects a full year of earnings contributions from Rhode Island Energy.

Third-Quarter 2022 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). "Earnings from ongoing operations" is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings (net income) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	3rd Quarter			Year to Date
	2022	2021	Change	2022	2021	Change
Reported earnings	$174	$207	(16)%	$566	$(1,614)	NM*
Reported earnings per share	$0.24	$0.27	(11)%	$0.77	$(2.10)	NM*

	3rd Quarter			Year to Date
	2022	2021	Change	2022	2021	Change
Earnings from ongoing operations	$305	$277	10%	$832	$643	29%
Earnings from ongoing operations per share	$0.41	$0.36	14%	$1.13	$0.83	36%
*NM: Not meaningful

Third-Quarter 2022 Earnings by Segment

	3rd Quarter		Year to Date
Per share	2022	2021	2022	2021
Reported earnings
Kentucky Regulated	$0.21	$0.21	$0.59	$0.51
Pennsylvania Regulated	0.19	0.16	0.55	0.43
Rhode Island Regulated	(0.03)	—	(0.07)	—
Corporate and Other	(0.13)	(0.10)	(0.30)	(1.10)
Discontinued Operations	—	—	—	(1.94)
Total	$0.24	$0.27	$0.77	$(2.10)

	3rd Quarter		Year to Date
	2022	2021	2022	2021
Special items (expense) benefit
Kentucky Regulated	$—	$—	$(0.01)	$0.01
Pennsylvania Regulated	0.01	—	0.01	(0.03)
Rhode Island Regulated	(0.07)	—	(0.12)	—
Corporate and Other	(0.11)	(0.09)	(0.24)	(0.97)
Discontinued Operations	—	—	—	(1.94)
Total	$(0.17)	$(0.09)	$(0.36)	$(2.93)

	3rd Quarter		Year to Date
	2022	2021	2022	2021
Earnings from ongoing operations
Kentucky Regulated	$0.21	$0.21	$0.60	$0.50
Pennsylvania Regulated	0.18	0.16	0.54	0.46
Rhode Island Regulated	0.04	—	0.05	—
Corporate and Other	(0.02)	(0.01)	(0.06)	(0.13)
Total	$0.41	$0.36	$1.13	$0.83

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings in the third quarter of 2022 included net special-item after-tax charges of $131 million, or $0.17 per share, primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy and impacts associated with the sale of Safari Holdings LLC. Reported earnings in the third quarter of 2021 included net special-item after-tax charges of $70 million, or $0.09 per share, primarily attributable to a loss on the early extinguishment of debt.
Reported earnings in the first nine months of 2022 included net special-item after-tax charges of $266 million, or $0.36 per share, primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy and impacts associated with the sale of Safari Holdings LLC. Reported earnings in the first nine months of 2021 included net special-item after-tax charges of $2.26 billion, or $2.93 per share, primarily attributable to discontinued operations associated with the U.K. utility business, a U.K. tax rate change and a loss on the early extinguishment of debt.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings and earnings from ongoing operations in the third quarter of 2022 were even compared with a year ago. Factors driving earnings results primarily included share accretion, offset by other factors that were not individually significant.
Reported earnings in the first nine months of 2022 increased by $0.08 per share compared with a year ago. Earnings from ongoing operations in the first nine months of 2022 increased by $0.10 per share compared with a year ago. Factors driving earnings results primarily included higher retail rates effective July 1, 2021, higher sales volumes and share accretion, partially offset by higher operation and maintenance expense and higher depreciation expense.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings in the third quarter of 2022 increased by $0.03 per share compared with a year ago. Earnings from ongoing operations in the third quarter of 2022 increased by $0.02 compared with a year ago. Factors driving earnings results primarily included lower operation and maintenance expense and share accretion.
Reported earnings for the first nine months of 2022 increased by $0.12 per share compared with a year ago. Earnings from ongoing operations for the first nine months of 2022 increased by $0.08 per share compared with a year ago. Factors driving earnings results primarily included higher peak transmission demand, returns on additional capital investments in transmission, higher sales volumes and share accretion, partially offset by higher operation and maintenance expense.

Rhode Island Energy
PPL’s Rhode Island Regulated segment consists of the regulated electricity and natural gas operations of Rhode Island Energy, which was acquired on May 25, 2022.
The Rhode Island Regulated Segment reported a net loss of $0.03 per share in the third quarter of 2022 and a net loss of $0.07 per share since the acquisition in May. The losses were primarily due to integration expenses and related costs associated with the acquisition, which were treated as special items. Adjusting for the special items, PPL's earnings from ongoing operations increased by $0.04 per share in the third quarter and $0.05 per share since acquisition due to the addition of Rhode Island Energy to PPL’s ongoing earnings results.

Corporate and Other
PPL’s Corporate and Other category primarily includes financing costs incurred at the corporate level that have not been allocated or assigned to the segments, certain non-recoverable costs resulting from commitments made to the Rhode Island Division of Public Utilities and Carriers and the Rhode Island Attorney General’s Office in conjunction with the acquisition of Rhode Island Energy, and certain other unallocated costs.
Reported earnings in the third quarter of 2022 decreased by $0.03 per share compared with a year ago. Earnings from ongoing operations in the third quarter of 2022 decreased by $0.01 per share compared with a year ago due to factors that were not individually significant.
Reported earnings in the first nine months of 2022 increased by $0.80 per share from a year ago. Earnings from ongoing operations in the first nine months of 2022 increased by $0.07 per share from a year ago. Factors driving earnings results primarily included lower interest expense from less outstanding holding company debt.

2022 Earnings Forecast

PPL narrowed its 2022 earnings from ongoing operations forecast to a range of $1.35 to $1.45 per share from a prior forecast range of $1.30 to $1.45 per share, increasing the midpoint to $1.40 per share.
Earnings from ongoing operations is a non-GAAP measure that could differ from reported earnings due to special items that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations. PPL management is not able to forecast whether any of these factors will occur or whether any amounts will be reported for future periods. Therefore, PPL is not able to provide an equivalent GAAP measure for earnings guidance.
See the table at the end of this news release for a complete reconciliation of the earnings forecast.

About PPL
PPL Corporation (NYSE: PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about third-quarter 2022 financial results at 11 a.m. Eastern time on
Friday, Nov. 4. The call will be webcast live, in audio format, together with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call. Interested individuals can access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number to join the conference: 0581347. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” or "Ongoing Earnings" as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management's view of PPL's earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.
•Significant losses on early extinguishment of debt.
•Other charges or credits that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: asset or business acquisitions and dispositions; the coronavirus pandemic or other pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; volatility in or the impact of other changes in financial markets, commodity prices and economic conditions, including inflation; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in jurisdictions where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION(1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$303	$3,571
Accounts receivable	926	641
Unbilled revenues	313	307
Fuel, materials and supplies	422	322
Regulatory assets	234	64
Other current assets	197	102
Current assets held for sale	325	—
Property, Plant and Equipment
Regulated utility plant	36,408	30,477
Less: Accumulated depreciation - regulated utility plant	8,179	6,488
Regulated utility plant, net	28,229	23,989
Non-regulated property, plant and equipment	93	266
Less: Accumulated depreciation - non-regulated property, plant and equipment	45	41
Non-regulated property, plant and equipment, net	48	225
Construction work in progress	1,617	1,256
Property, Plant and Equipment, net	29,894	25,470
Noncurrent regulatory assets	1,715	1,236
Goodwill and other intangibles	2,556	1,059
Other noncurrent assets	493	451
Total Assets	$37,378	$33,223

Liabilities and Equity
Short-term debt	$510	$69
Long-term debt due within one year	264	474
Accounts payable	968	679
Other current liabilities	1,368	1,101
Current liabilities held for sale	205	—
Long-term debt	12,977	10,666
Deferred income taxes and investment tax credits	3,094	3,270
Accrued pension obligations	212	183
Asset retirement obligations	144	157
Noncurrent regulatory liabilities	3,381	2,422
Other deferred credits and noncurrent liabilities	371	479
Common stock and additional paid-in capital	12,325	12,311
Treasury stock	(972)	(1,003)
Earnings reinvested	2,658	2,572
Accumulated other comprehensive loss	(130)	(157)
Noncontrolling interests	3	—
Total Liabilities and Equity	$37,378	$33,223

(1)    The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenues	$2,134	$1,512	$5,612	$4,298

Operating Expenses
Operation
Fuel	267	195	708	531
Energy purchases	436	167	1,093	524
Other operation and maintenance	678	393	1,671	1,164
Depreciation	312	274	872	810
Taxes, other than income	100	52	230	153
Total Operating Expenses	1,793	1,081	4,574	3,182

Operating Income	341	431	1,038	1,116

Other Income (Expense) - net	10	12	36	25

Interest Expense	136	183	361	810

Income from Continuing Operations Before Income Taxes	215	260	713	331

Income Taxes	41	51	147	455

Income (Loss) from Continuing Operations After Income Taxes	174	209	566	(124)

Income (Loss) from Discontinued Operations (net of income taxes)	—	(2)	—	(1,490)

Net Income (Loss)	$174	$207	$566	$(1,614)

Earnings Per Share of Common Stock:
Basic and Diluted
Income (Loss) from Continuing Operations After Income Taxes	$0.24	$0.27	$0.77	$(0.16)
Income (Loss) from Discontinued Operations (net of income taxes)	—	—	—	(1.94)
Net Income (Loss) Available to PPL Common Shareowners	$0.24	$0.27	$0.77	$(2.10)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	736,247	767,733	735,912	768,781
Diluted	737,074	769,849	736,679	768,781

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$566	$(1,614)
Loss from discontinued operations (net of income taxes)	—	1,490
Income (Loss) from continuing operations (net of income taxes)	566	(124)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	872	810
Amortization	30	30
Deferred income taxes and investment tax credits	55	51
Impairment of assets held for sale	67	—
Loss on extinguishment of debt	—	395
Other	32	44
Change in current assets and current liabilities
Accounts receivable	(103)	(25)
Accounts payable	120	(32)
Unbilled revenues	42	67
Fuel, materials and supplies	(71)	3
Taxes payable	(14)	75
Regulatory assets and liabilities, net	(158)	50
Accrued interest	59	25
Other	29	10
Other operating activities
Defined benefit plans - funding	(8)	(41)
Other	(7)	(86)
Net cash provided by operating activities - continuing operations	1,511	1,252
Net cash provided by operating activities - discontinued operations	—	726
Net cash provided by operating activities	1,511	1,978
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,515)	(1,460)
Acquisition of Narragansett Electric, net of cash acquired	(3,674)	—
Proceeds from sale of discontinued operations, net of cash divested	—	10,560
Other investing activities	3	(22)
Net cash provided by (used in) investing activities - continuing operations	(5,186)	9,078
Net cash provided by (used in) investing activities - discontinued operations	—	(607)
Net cash provided by (used in) investing activities	(5,186)	8,471
Cash Flows from Financing Activities
Issuance of long-term debt	850	650
Retirement of long-term debt	(263)	(4,606)
Payment of common stock dividends	(620)	(961)
Purchase of treasury stock	—	(282)
Retirement of term loan	—	(300)
Retirement of commercial paper	—	(73)
Net increase (decrease) in short-term debt	441	(795)
Other financing activities	(1)	(3)
Net cash provided by (used in) financing activities - continuing operations	407	(6,370)
Net cash provided by (used in) financing activities - discontinued operations	—	(411)
Contributions from discontinued operations	—	365
Net cash provided by (used in) financing activities	407	(6,416)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash included in Discontinued Operations	—	8
Net Decrease in Cash, Cash Equivalents and Restricted Cash included in Discontinued Operations	—	284
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(3,268)	4,325
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	3,572	443
Cash, Cash Equivalents and Restricted Cash at End of Period	$304	$4,768

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at September 30,	$239	$214

Operating - Electricity Sales (Unaudited)(1)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
(GWh)	2022	2021	Change	2022	2021	Change

PA Regulated Segment
Retail Delivered	9,685	9,642	0.4%	28,434	28,046	1.4%

KY Regulated Segment
Retail Delivered	8,107	8,100	0.1%	22,886	22,593	1.3%
Wholesale(2)	183	288	(36.5)%	683	755	(9.5)%
Total	8,290	8,388	(1.2)%	23,569	23,348	0.9%

Total	17,975	18,030	(0.3)%	52,003	51,394	1.2%

(1) Excludes Rhode Island Energy’s sales volumes as its revenue is decoupled.
(2) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

3rd Quarter 2022	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$153	$143	$(26)	$(96)	$174
Less: Special Items (expense) benefit:
Strategic corporate initiatives, net of tax of $0(2)	(2)	—	—	—	(2)
Acquisition integration, net of tax of $14, $6(3)	—	—	(54)	(22)	(76)
Solar panel impairment, net of tax of $0	—	—	—	(1)	(1)
PA tax rate change	—	9	—	(5)	4
Sale of Safari Holdings, net of tax of $19(4)	—	—	—	(56)	(56)
Total Special Items	(2)	9	(54)	(84)	(131)
Earnings from Ongoing Operations	$155	$134	$28	$(12)	$305

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.21	$0.19	$(0.03)	$(0.13)	$0.24
Less: Special Items (expense) benefit:
Acquisition integration(3)	—	—	(0.07)	(0.03)	(0.10)
PA tax rate change	—	0.01	—	—	0.01
Sale of Safari Holdings(4)	—	—	—	(0.08)	(0.08)
Total Special Items	—	0.01	(0.07)	(0.11)	(0.17)
Earnings from Ongoing Operations	$0.21	$0.18	$0.04	$(0.02)	$0.41

(1) Reported Earnings represents Net Income.
(2) Represents costs primarily related to the acquisition of Rhode Island Energy and PPL’s corporate centralization efforts.
(3) Represents costs related to the integration of Rhode Island Energy and certain costs associated with its acquisition and commitments made during the acquisition process, including costs related to arrearages forgiveness for low-income and protected residential customers and a write-down of regulatory assets as of the acquisition date for National Grid’s Gas Business Enablement (GBE) program and a bill credit to all electric and natural gas distribution customers.
(4) Primarily includes the current estimated loss on the sale of Safari Holdings LLC.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date September 30, 2022	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$434	$410	$(55)	$(223)	$566
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of ($1)	—	—	—	5	5
Strategic corporate initiatives, net of tax of $2, $4(2)	(8)	—	—	(15)	(23)
Acquisition integration, net of tax of $24, $28(3)	—	—	(92)	(104)	(196)
PA tax rate change	—	9	—	(5)	4
Sale of Safari Holdings, net of tax $19(4)	—	—	—	(56)	(56)
Total Special Items	(8)	9	(92)	(175)	(266)
Earnings from Ongoing Operations	$442	$401	$37	$(48)	$832

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.59	$0.55	$(0.07)	$(0.30)	$0.77
Less: Special Items (expense) benefit:
Talen litigation costs	—	—	—	0.01	0.01
Strategic corporate initiatives(2)	(0.01)	—	—	(0.02)	(0.03)
Acquisition integration(3)	—	—	(0.12)	(0.15)	(0.27)
PA tax rate change	—	0.01	—	—	0.01
Sale of Safari Holdings(4)	—	—	—	(0.08)	(0.08)
Total Special Items	(0.01)	0.01	(0.12)	(0.24)	(0.36)
Earnings from Ongoing Operations	$0.60	$0.54	$0.05	$(0.06)	$1.13

(1) Reported Earnings represents Net Income.
(2) Represents costs primarily related to the acquisition of Rhode Island Energy and PPL’s corporate centralization efforts.
(3) Represents costs related to the integration of Rhode Island Energy and certain costs associated with its acquisition and commitments made during the acquisition process, including costs related to arrearages forgiveness for low-income and protected residential customers and a write-down of regulatory assets as of the acquisition date for National Grid’s Gas Business Enablement (GBE) program and a bill credit to all electric and natural gas distribution customers.
(4) Primarily includes the current estimated loss on the sale of Safari Holdings LLC.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

3rd Quarter 2021	(millions of dollars)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$159	$126	$(76)	$(2)	$207
Less: Special Items (expense) benefit:
Income (Loss) from Discontinued Operations	—	—	—	(2)	(2)
Talen litigation costs, net of tax of $1	—	—	(1)	—	(1)
Strategic corporate initiatives, net of tax of $0	—	—	(1)	—	(1)
Acquisition integration, net of tax of $3	—	—	(9)	—	(9)
Loss on early extinguishment of debt, net of tax of $16	—	—	(57)	—	(57)
Total Special Items	—	—	(68)	(2)	(70)
Earnings from Ongoing Operations	$159	$126	$(8)	$—	$277

	(per share - diluted)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$0.21	$0.16	$(0.10)	$—	$0.27
Less: Special Items (expense) benefit:
Acquisition integration	—	—	(0.01)	—	(0.01)
Loss on early extinguishment of debt	—	—	(0.08)	—	(0.08)
Total Special Items	—	—	(0.09)	—	(0.09)
Earnings from Ongoing Operations	$0.21	$0.16	$(0.01)	$—	$0.36

(1) Reported Earnings represents Net Income.
(2) PPL sold its U.K. utility business on June 14, 2021, and its earnings were treated as a special item.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date September 30, 2021	(millions of dollars)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$389	$335	$(848)	$(1,490)	$(1,614)
Less: Special Items (expense) benefit:
Income (Loss) from Discontinued Operations	—	—	—	(1,494)	(1,494)
Talen litigation costs, net of tax of $3	—	—	(10)	—	(10)
Strategic corporate initiatives, net of tax of $1	—	—	(3)	—	(3)
Valuation allowance adjustment	4	—	(4)	4	4
Transmission formula rate return on equity reduction, net of tax of $8	—	(20)	—	—	(20)
Acquisition integration, net of tax of $4	—	—	(11)	—	(11)
U.K. tax rate change	—	—	(383)	—	(383)
Solar panel impairment, net of tax of $9	—	—	(28)	—	(28)
Loss on early extinguishment of debt, net of tax of $83	—	—	(312)	—	(312)
Total Special Items	4	(20)	(751)	(1,490)	(2,257)
Earnings from Ongoing Operations	$385	$355	$(97)	$—	$643

	(per share - diluted)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$0.51	$0.43	$(1.10)	$(1.94)	$(2.10)
Less: Special Items (expense) benefit:
Income (Loss) from Discontinued Operations	—	—	—	(1.95)	(1.95)
Talen litigation costs	—	—	(0.01)	—	(0.01)
Valuation allowance adjustment	0.01	—	(0.01)	0.01	0.01
Transmission formula rate return on equity reduction	—	(0.03)	—	—	(0.03)
Acquisition integration	—	—	(0.01)	—	(0.01)
U.K. tax rate change	—	—	(0.50)	—	(0.50)
Solar panel impairment	—	—	(0.04)	—	(0.04)
Loss on early extinguishment of debt	—	—	(0.40)	—	(0.40)
Total Special Items	0.01	(0.03)	(0.97)	(1.94)	(2.93)
Earnings from Ongoing Operations	$0.50	$0.46	$(0.13)	$—	$0.83

(1) Reported Earnings represents Net Income.
(2) PPL sold its U.K. utility business on June 14, 2021, and its earnings were treated as a special item.

Reconciliation of PPL's Earnings Forecast
After-Tax (Unaudited)
(per share - diluted)

	2022 Forecast Range
	Midpoint	High	Low
Estimate of Reported Earnings	$1.04	$1.09	$0.99
Less: Special Items (expense) benefit:(1)
Talen litigation costs	0.01	0.01	0.01
Strategic corporate initiatives(2)	(0.03)	(0.03)	(0.03)
Acquisition integration(3)	(0.27)	(0.27)	(0.27)
PA tax rate change	0.01	0.01	0.01
Sale of Safari Holdings(4)	(0.08)	(0.08)	(0.08)
Total Special Items	(0.36)	(0.36)	(0.36)
Forecast of Earnings from Ongoing Operations	$1.40	$1.45	$1.35

(1) Reflects only special items recorded through Sept. 30, 2022. PPL is not able to forecast special items for future periods.
(2) Represents costs primarily related to the acquisition of Rhode Island Energy and PPL’s corporate centralization efforts.
(3) Represents costs related to the integration of Rhode Island Energy and certain costs associated with its acquisition and commitments made during the acquisition process, including costs related to arrearages forgiveness for low-income and protected residential customers and a write-down of regulatory assets as of the acquisition date for National Grid’s Gas Business Enablement (GBE) program and a bill credit to all electric and natural gas distribution customers.
(4) Primarily includes the current estimated loss on the sale of Safari Holdings LLC.